UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2004

Dynamic Health Products, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-23031	34-1711778
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6911 Bryan Dairy Road, Suite 210, Largo, Florida	33777
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (727) 329-1845

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders; and

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 22, 2004 a Special Meeting of Stockholders of Dynamic Health Products, Inc., a Florida corporation (the “Company”), was held at the Company’s corporate headquarters located at 6911 Bryan Dairy Road, Suite 210, Largo, Florida 33777. At the meeting, a minimum of 81% of all of the shareholders of record of the Company’s common stock, at the close of business on September 20, 2004, voted to approve the amendment to the Company’s articles of incorporation to (a) increase the authorized number of shares of common stock from 20,000,000 shares to 45,000,000 shares, and (b) to change the quorum requirements for various stockholder actions from 75% of the holders of outstanding shares of the Company’s common stock to the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock then entitled to vote.

On October 25, 2004, the Company filed the Certificate of Amendment to Restated Articles of Incorporation of Dynamic Health Products, Inc. to accomplish the above.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report.

3.1	Certificate of Amendment to Restated Articles of Incorporation of Dynamic Health Products, Inc., filed October 25, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC HEALTH PRODUCTS, INC.

Date: October 26, 2004	/s/ Mandeep K. Taneja
Mandeep K. Taneja, Chief Executive Officer

/s/ Cani I. Shuman
Cani I. Shuman, Chief Financial Officer

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